                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         POWERWAVE TECHNOLOGIES, INC.
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                                           11-2723423
     -----------------------                               ---------------------
     (State of Incorporation                                  (IRS Employer
         or Organization)                                   Identification No.)


         2026 McGaw Avenue
         Irvine, California                                       92614
      -----------------------                                   ----------
(Address of Principal Executive Offices)                        (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered
        -------------------------               --------------------------------

                  None                                    Not applicable



Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.0001 par value
                        -------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-13679, filed with the Securities and Exchange Commission on October 8, 1996.

Item 2.  Exhibits
         --------

          The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, Registration No. 333-13679, filed with the Securities and Exchange Commission on October 8, 1996, are incorporated herein by reference.

                                                               Form S-1 Exhibit
              Exhibit Description                                    Number
              -------------------                              -----------------
Certificate of Incorporation of the Registrant                         3.1

Amended and Restated Certificate of Incorporation of the
Company*                                                               3.2

Bylaws of Registrant, as currently in effect                           3.3

Stockholders' Agreement, dated October 10, 1995, among
the Company and certain shareholders                                   4.1

Amendment No. 1 to Stockholders' Agreement, dated _______,
1996, among the Company and certain shareholders*                      4.2

Milcom International, Inc. 1995 Stock Option Plan (the
"1995 Plan")                                                          10.1

Form of Stock Option Agreement for 1995 Plan                          10.2

Amendment No. 1 to the 1995 Stock Option Plan*                        10.3

Powerwave Technologies, Inc. 1996 Stock Incentive Plan
(the "1996 Plan")                                                     10.4

Form of Stock Option Agreement for 1996 Plan                          10.5

Form of Restricted Stock Option Agreement for 1996 Plan*              10.6

Powerwave Technologies, Inc. 1996 Director Stock Option
Plan (the "Director Plan")                                            10.7

Form of Stock Option Agreement for Director Plan                      10.8

Powerwave Technologies, Inc. Employee Stock Purchase Plan             10.9

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*  To be filed by amendment

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        POWERWAVE TECHNOLOGIES, INC.



                                        By:    /s/ Kevin T. Michaels
                                              -------------------------
                                              KEVIN T. MICHAELS
                                              Chief Financial Officer


                                        Dated:  October 8, 1996
                                                        -


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